UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Boulevard Indianapolis, IN	46240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(317) 465-0200

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2006, the Federal Home Loan Bank of Indianapolis (the “Bank”), the eleven other Federal Home Loan Banks (collectively with the Bank the “FHLBanks”) and the Office of Finance, a joint office of the FHLBanks, entered into the Federal Home Loan Banks P&I Funding and Contingency Plan Agreement (the “Agreement”). The FHLBanks and the Office of Finance entered into the Agreement in response to the Board of Governors of the Federal Reserve System revising its Policy Statement on Payments System Risk (the “Revised Policy”) concerning the disbursement by the Federal Reserve Banks of interest and principal payments on securities issued by government-sponsored enterprises (“GSEs”), such as the FHLBanks, and certain international organizations. The Federal Reserve Banks currently process and post these payments to depository institutions’ Federal Reserve accounts by 9:15 a.m. Eastern Time, the same posting time as for U.S. Treasury securities’ interest and principal payments, even if the issuer has not fully funded its payments. The Revised Policy requires that, beginning July 20, 2006, Federal Reserve Banks will release these interest and principal payments as directed by the issuer only if the issuer’s Federal Reserve account contains sufficient funds to cover the payments. While the issuer will determine the timing of these payments during the day, each issuer will be required to fund its interest and principal payments by 4:00 p.m. Eastern Time, in order for the payments to be processed that day.

The FHLBanks issue debt through the Office of Finance in the form of consolidated obligations, and all twelve FHLBanks are jointly and severally liable for the repayment of all consolidated obligations. The Office of Finance funds principal and interest payments on the FHLBanks’ consolidated obligations through its account at the Federal Reserve Bank of New York. As noted above, beginning July 20, 2006, the Office of Finance will be required to fund these principal and interest payments by 4:00 p.m. Eastern Time, which will require the FHLBanks to send funds for principal and interest payments to the Office of Finance prior to 4:00 p.m. Eastern Time. The FHLBanks and the Office of Finance entered into the Agreement to facilitate timely funding by the FHLBanks of the principal and interest payments under their respective consolidated obligations, as made through the Office of Finance, in accordance with the Revised Policy.

Under the Agreement, in the event that one or more FHLBanks does not fund its principal and interest payments under a consolidated obligation by deadlines agreed upon by the FHLBanks and the Office of Finance (for purposes of the Agreement, a “Delinquent Bank”), the non-Delinquent Banks will be obligated to fund any shortfall in funding to the extent that any of the non-Delinquent Banks has a net positive settlement balance (i.e., the amount by which end-of-day proceeds received by such non-Delinquent Bank from the sale of consolidated obligations on one day exceeds payments by such non-Delinquent Bank on consolidated obligations on the same day) in its account with the Office of Finance on the day the shortfall occurs. An FHLBank that funds the shortfall of a Delinquent Bank is referred to in the Agreement as a “Contingency Bank.” The non-Delinquent Banks would fund the shortfall of the Delinquent Bank sequentially in accordance with an agreed-upon funding matrix as provided in the Agreement. Additionally, a non-Delinquent Bank could choose to voluntarily fund any shortfall not funded on a mandatory basis by another non-Delinquent Bank. To fund the shortfall of a Delinquent Bank, the Office of Finance will issue to the Contingency Bank on behalf of the Delinquent Bank a consolidated obligation with a maturity of one business day in the amount of the shortfall funded by the Contingency Bank (a “Plan CO”).

On the day that a Plan CO is issued, each non-Delinquent Bank (other than the Contingency Bank that purchased the Plan CO) becomes obligated to purchase a pro rata share of the Plan CO from the Contingency Bank (each such non-Delinquent Bank being a “Reallocation Bank”). The pro rata share for each Reallocation Bank will be calculated based upon the aggregate amount of outstanding consolidated obligations for which each Reallocation Bank and the Contingency Bank were primarily liable as of the preceding month-end. Settlement of the purchase by the Reallocation Banks of their pro rata shares of the Plan CO will occur on the second business day following the date on which the Plan CO was issued only if the Plan CO is not repaid on the first business day following its issuance, either by the Delinquent Bank or by another FHLBank.

Plan COs will bear interest calculated on an actual/360 basis at a rate equal to (i) the overnight fed funds quote obtained by the Office of Finance or (ii) the actual cost if the Contingency Bank purchases funds in the open market for delivery to the Office of Finance. Additionally, a Delinquent Bank will be required to pay additional interest on the amount of any Plan CO based on the number of times that FHLBank has been a Delinquent Bank. The interest is 500 basis points per annum for the first delinquency, 750 basis points per annum for the second delinquency and

1000 basis points per annum for subsequent delinquencies. The first 100 basis points of additional interest will be paid to the Contingency Banks that purchased the Plan CO. Additional interest in excess of 100 basis points will be paid to the non-Delinquent Banks in equal shares.

The initial term of the Agreement commences on July 20, 2006, the date that the Revised Policy goes into effect for GSEs, and ends on December 31, 2008 (the “Initial Term”). The Agreement will then automatically renew for successive three-year terms (each a “Renewal Term”) unless at least one year prior to the end of the Initial Term or any Renewal Term at least one-third of the FHLBanks give notice to the other FHLBanks and the Office of Finance of their intention to terminate the Agreement at the end of such Initial Term or Renewal Term. The notice must include an explanation from those FHLBanks of their reasons for taking such action. Under the terms of the Agreement, the FHLBanks and the Office of Finance have agreed to endeavor in good faith to address any such reasons by amending the Agreement so that all FHLBanks and the Office of Finance agree that the Agreement, as amended, will remain in effect.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Federal Home Loan Banks P&I Funding and Contingency Plan Agreement, effective as of July 20, 2006, by and among the Office of Finance and each of the Federal Home Loan Banks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 23, 2006.

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Name:	Milton J. Miller II
Title:	Senior Vice President – Chief Financial Officer

By:	/s/ CINDY L. KONICH
Name:	Cindy L. Konich
Title:	First Vice President – Treasurer